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                                                                     EXHIBIT 1.2

                          BOSTON SCIENTIFIC CORPORATION
                                 Debt Securities

                                 TERMS AGREEMENT

                                                            Dated: June 22, 2004

To: Boston Scientific Corporation
    One Boston Scientific Place
    Natick, Massachusetts  01760-1537

Dear Sirs:

            We understand that Boston Scientific Corporation, a Delaware corporation (the "Company"), proposes to issue and sell its Debt Securities (as described in more detail below, the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the "Underwriters") hereby offer to purchase such Securities.

            The Securities to be purchased by the Underwriters, which are to be issued under an Indenture dated as of June 25, 2004 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee and as supplemented from time to time by supplemental indentures and/or modified from time to time by resolutions of the Board of Directors of the Company as provided in Section 301 of such Indenture, shall have the following terms:

Principal Amount:                           $600,000,000

Date of maturity:                           June 15, 2014

Interest rate:                              5.45%

Interest payment dates:                     June 15 and December 15, commencing December 15, 2004

Public offering price:                      99.850%

Purchase price:                             99.200%

Redemption provisions:                      As described in the Prospectus Supplement dated June 22, 2004

Form of Securities:                         Book Entry

Delayed Delivery Contracts:                 N/A

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
Aggregate Underwriting Discount:            0.650%

Purchase Price to be paid by Underwriters:  $595,200,000

Closing date and location:                  June 25, 2004
                                            Shearman & Sterling LLP
                                            599 Lexington Avenue
                                            New York, NY  10022

Representatives:                            Banc of America Securities LLC, Deutsche Bank Securities Inc. and J.P. Morgan
                                            Securities Inc.

      All of the provisions contained in the document entitled "Boston Scientific Corporation Debt Securities, Underwriting Agreement-Basic Provisions," dated as of June 22, 2004, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined. Each Underwriter agrees severally, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase the principal amount of Securities set forth opposite its name.

                        Name                             Principal Amount
-------------------------------------------------------  ----------------
Banc of America Securities LLC ........................    $120,000,000
Deutsche Bank Securities Inc. .........................     120,000,000
J.P. Morgan Securities Inc. ...........................     120,000,000
ABN AMRO Incorporated .................................      48,000,000
Citigroup Global Markets Inc. .........................      48,000,000
Wachovia Capital Markets, Inc. ........................      48,000,000
BNP Paribas Securities Corp. ..........................      24,000,000
Daiwa Securities America Inc. .........................      24,000,000
Lazard Freres & Co. LLC ...............................      24,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ....      24,000,000
                                                           ------------
    Total .............................................    $600,000,000
                                                           ============

            Any notice by the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:
J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017,
Attention: Investment Grade Syndicate Desk, Tel.: (212) 834-4533, Fax.: (212) 834-6081.

            The Company acknowledges that the names of the Representatives on the cover page, statements set forth in the last paragraph of the cover page, the names of the Underwriters and their respective allocations of Notes found in the first paragraph and in the second sentence of the third paragraph, the fourth, sixth and eighth paragraphs under the caption "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of

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any Underwriter expressly for use in the Registration Statement relating to the
Securities as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Final Prospectus or in any amendment thereof or supplement thereto, as the case may be.

            Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                   Acting on behalf of themselves and as the Representatives of the several Underwriters

                                   By J.P. MORGAN SECURITIES INC.

                                   By /s/ Stephen L. Sheiner
                                     -------------------------------------------
                                     Name: Stephen L. Sheiner
                                     Title: Vice President

                                   By BANC OF AMERICA SECURITIES LLC

                                   By /s/ Lily Chang
                                     -------------------------------------------
                                     Name: Lily Chang
                                     Title: Principal

                                   By DEUTSCHE BANK SECURITIES INC.

                                   By /s/ Christopher T. Whitman
                                     -------------------------------------------
                                     Name: Christopher T. Whitman
                                     Title: Managing Director

                                   By /s/ Marc Fratepietro
                                     -------------------------------------------
                                     Name: Marc Fratepietro
                                     Title: Director

Accepted:

BOSTON SCIENTIFIC CORPORATION

By /s/ Milan Kofol
  --------------------------------------------------------
  Name:  Milan Kofol
  Title:  Vice President, Treasurer and Investor Relations

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